UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1800 Diagonal Note

On March 3, 2025, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (the “Lender”), pursuant to which the Lender made a loan to the Company, evidenced by a promissory note in the principal amount of $94,300 (the “Note”). An original issue discount of $12,300 and fees of $7,000 were applied on the issuance date, resulting in net loan proceeds to the Company of $75,000. Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid in five payments, with the first payment of $54,222.50 due on August 30, 2025, and remaining four payments of $13,555.63 due on the thirtieth day of each month thereafter (a total payback to the Lender of $108,445.00).

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company will be obligated to pay to the Lender, in full satisfaction of its obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Lender pursuant to the conversion rights referenced below.

Only upon an occurrence of an event of default under the Note, the Lender may convert the outstanding unpaid principal amount of the Note into restricted shares of common stock of the Company at a discount of 25% of the market price. The Lender agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or other derivatives attached to this Note. The Company agreed to reserve a number of shares of common stock equal to four times the number of shares of common stock which may be issuable upon conversion of the Note at all times.

The foregoing descriptions of the Note and the Securities Purchase Agreement and of all of the parties’ rights and obligations under the Note and the Securities Purchase Agreement are qualified in its entirety by reference to the Note and the Securities Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K, and of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Revenue Interest Purchase Agreements

Revenue Agreement No. 1

On April 9, 2024, the Company entered into a $75,000 Revenue Interest Purchase Agreement with an accredited investor (the “Revenue Agreement No. 1”). Effective August 5, 2024, the Company entered into a Securities Exchange and Amendment Agreement with the investor, whereby the investor exchanged a portion of and amended certain provisions of the Revenue Agreement No. 1 as follows:

Commencing on October 1, 2024 and continuing thereafter until all amounts are repurchased by the Company pursuant to the terms of the Revenue Agreement, the investor has a right to receive $7,500 per month from the Company generated from its operating subsidiaries (the “Revenue Interest”). Under the Revenue Agreement, the Company has an option (the “Call Option”) to repurchase the Revenue Interest at any time upon two days advance written notice. Additionally, the Purchasers have an option (the “Put Option”) to terminate the Revenue Interest Purchase Agreement and to require the Company to repurchase future Revenue Interest upon the Company consummating a public offering pursuant to Regulation A. The repurchase price to be paid by the Company will be, if the Call Option or the Put Option is exercised (i) $70,312.50 if repurchased on or before September 30, 2024; and (ii) $75,937.50 after October 1, 2024; in each case of (i) or (ii), minus all Revenue Interest or other payments made by the Company to the investor prior to such date.

On March 3, 2025, the Company received written notice on behalf of the investor that it is in default of the Revenue Agreement No. 1, as amended, for failure to make payments due thereunder. Upon receipt of this notice, the increased amount ($75,937.50) plus an additional twenty-five percent ($18,984.38 for a total of $94,921.88) is now immediately due and payable, in addition to any and all other amounts due under the Revenue Agreement No. 1. If the Company is unable to cure the default, or payoff the Revenue Agreement No. 1, it may have a material impact on the Company’s working capital needs. In addition, the Company having to raise equity or debt financing to repay the Revenue Agreement No. 1 or obtaining a new loan may be on substantially worse terms than the Revenue Agreement No. 1.

Revenue Agreement No. 2

On April 9, 2024, the Company entered into a $300,000 Revenue Interest Purchase Agreement with an accredited investor (the “Revenue Agreement No. 2”). Effective August 5, 2024, the Company entered into an Amendment Agreement with the investor, whereby the investor amended certain provisions of the Revenue Agreement No. 2 as follows:

Commencing on October 1, 2024 and continuing thereafter until all amounts are repurchased by the Company pursuant to the terms of the Revenue Agreement, the investor has a right to receive $30,000 per month from the Company generated from its operating subsidiaries (the “Revenue Interest 2”). Under the Revenue Agreement, the Company has an option (the “Call Option 2”) to repurchase the Revenue Interest at any time upon two days advance written notice. Additionally, the Purchasers have an option (the “Put Option 2”) to terminate the Revenue Interest Purchase Agreement and to require the Company to repurchase future Revenue Interest 2 upon the Company consummating a public offering pursuant to Regulation A. The repurchase price to be paid by the Company will be, if the Call Option 2 or the Put Option 2 is exercised (i) $562,500 if repurchased on or before September 30, 2024; and (ii) $607,500 after October 1, 2024; in each case of (i) or (ii), minus all Revenue Interest 2 or other payments made by the Company to the investor prior to such date.

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On March 3, 2025, the Company received written notice on behalf of the investor that it is in default of the Revenue Agreement No. 2, as amended, for failure to make payments due thereunder. Upon receipt of this notice, the increased amount ($607,500) plus an additional twenty-five percent ($151,875 for a total of $759,375) is now immediately due and payable, in addition to any and all other amounts due under the Revenue Agreement No. 2. If the Company is unable to cure the default, or payoff the Revenue Agreement No. 2, it may have a material impact on the Company’s working capital needs. In addition, the Company having to raise equity or debt financing to repay the Revenue Agreement No. 2 or obtaining a new loan may be on substantially worse terms than the Revenue Agreement No. 2.

Item 3.02 Sale of Unregistered Securities.

On February 24, 2025, Silverback Capital Corporation (“SCC”), pursuant to the Settlement Agreement and Stipulation with the Company dated December 26, 2024, requested the issuance of 80,000 shares of Common Stock to SCC, representing a payment of approximately $40,068.00.

On February 25, 2025, SCC requested the issuance of 142,500 shares of Common Stock to SCC, representing a payment of approximately $65,193.75.

On February 27, 2025, SCC requested the issuance of 150,000 shares of Common Stock to SCC, representing a payment of approximately $63,855.00.

On February 27, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a second closing notice for the exchange of $55,000 of assigned note portion for 129,199 shares of the Company’s common stock.

On March 4, 2025, SCC requested the issuance of 170,000 shares of Common Stock to SCC, representing a payment of approximately $63,750.00.

On March 4, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a third closing notice for the exchange of $52,712.25 of assigned note portion for 140,566 shares of the Company’s common stock.

On March 5, 2025, the Company authorized the issuance of 200,000 shares of common stock to an accredited investor upon the conversion of $64,950 due under a promissory note dated September 4, 2024.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), Section 3(a)(9), Section 3(a)(10) and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01 Regulation FD Disclosure.

On February 25, 2025, the Company’s wholly-owned subsidiary, Champion Safe Company, issued a press release entitled “Champion Safe Partners with NetWize to Enhance Technology, Streamline Operations and Drive Sales, Margin, and Profit Growth.” A copy of the press release is attached hereto as Exhibit 99.1.

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The press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Registrant does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	1800 Diagonal Note dated March 3, 2025
10.2	1800 Diagonal Securities Purchase Agreement dated March 3, 2025
99.1	Champion Safe – NetWize Partnership Press Release dated February 25, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: March 5, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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